UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2022
Energy Vault Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4360 Park Terrace Drive, Suite 100 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 852-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NRGV	New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per share	NRGV WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events
On February 11, 2022, we consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), dated September 8, 2021, by and among Novus Capital Corporation II (“Novus”), NCCII Merger Corp., a wholly owned subsidiary of Novus incorporated in the State of Delaware (“Merger Sub”), and Energy Vault, Inc., a Delaware corporation (“Legacy Energy Vault”). At the Closing, Merger Sub merged with and into Legacy Energy Vault, with Legacy Energy Vault surviving the merger as our wholly owned subsidiary (the “Merger” and collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). As a result of the Business Combination, Legacy Energy Vault became our wholly owned subsidiary. In addition, certain of our executives, including all our named executive officers, held equity awards under the Energy Vault, Inc. 2020 Stock Plan prior to the Closing that vested or will vest according to the satisfaction of (i) a time-based service requirement and (ii) a liquidity event vesting requirement, which was satisfied on a “Qualified Transaction” (which, as defined in the applicable award agreements, included the Closing), whereupon the time-based service requirement would be deemed satisfied with respect to 50% or more of the total number of shares underlying such grant (the “Accelerated Shares”) as set forth in the applicable award agreements.
On July 10, 2022, the company and all current executive officers that hold Accelerated Shares entered into agreements (the “New Lock-Up Agreements”) pursuant to which they agreed, subject to certain exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Act promulgated thereunder, with regards to the shares of our common stock underlying 50% of their Accelerated Shares, or in the case of Mr. Piconi, our chief executive officer and director, 100% of his Accelerated Shares, or securities convertible into or exercisable or exchangeable for such shares of our common stock (the “Relocked Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Relocked Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).
100% of Energy Vault’s senior officers, whose shares previously vested on an accelerated basis, elected to participate in the voluntary New Lock-Up Agreements which results in senior officer participants subjecting 50% of their accelerated shares (approximately 1.8 million shares) to additional transfer restrictions. In addition, Robert Piconi, Chairman and Chief Executive Officer of Energy Vault agreed to a New Lock-Up Agreement, subjecting 100% of his accelerated shares (approximately 4.9 million in total) to additional transfer restrictions that will expire in July 2025. The New Lock-Up Agreements represent approximately 6.7 million shares held by senior officers and the Chairman and Chief Executive Officer, which in total represent approximately 5% of the outstanding shares of the Company.
Under the New Lock-Up Agreements, the Relocked Shares shall be released from such transfer restrictions to the extent that the Relocked Shares would have vested in accordance with the time-based service requirements set forth in the applicable award agreements but for the applicable acceleration provisions set forth in such agreements, subject to the following:
•33% of the Relocked Shares shall be released on the first trading day on which the closing price of the our common stock as reported on the New York Stock Exchange over any twenty (20) trading days within the preceding thirty (30) consecutive trading day period is greater than or equal to $15.00 (which shall be equitably adjusted to reflect certain corporate transactions);
•33% of the Relocked Shares shall be released on the first trading day on which the closing price of the our common stock as reported on the New York Stock Exchange over any twenty (20) trading days within the preceding thirty (30) consecutive trading day period is greater than or equal to $17.50 (which shall be equitably adjusted to reflect certain corporate transactions); and
•The remaining Relocked Shares shall be released on the first trading day on which the closing price of our common stock as reported on the New York Stock Exchange over any twenty (20) trading days within the preceding thirty (30) consecutive trading day period is greater than or equal to $20.00 (which shall be equitably adjusted to reflect certain corporate transactions).

The executives who entered into the New Lock-Up Agreements with us also entered into lock-up agreements with us (the “Prior Lock-Up Agreements”) in connection with the Closing. The New Lock-Up Agreements do not modify, supersede or amend the Prior Lock-Up Agreements in any way.
The foregoing description of the New Lock-Up Agreements is a summary only and is qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of New Lock-Up Agreement
104	Cover page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

By:	/s/ Josh McMorrow
Name: Josh McMorrow
Title: Chief Legal Officer
Date: July 12, 2022